UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       January 18, 2007

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 Eisenhower Parkway, PO Box 1346	48106-1346

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 18, 2007, ProQuest Company (the “Company”) amended its executive compensation letter agreements (the “Existing Agreements”) with Richard Surratt, David Prichard, Andrew Wyszkowski, Todd Buchardt and Linda Longo-Kazanova. In lieu of issuing restricted stock under the Existing Agreements, the Company will pay each of these executives up to the cash amount listed in the table below (the “Liquidation Amount”) subject to complying with the vesting conditions that were applicable to the restricted stock and, solely with respect to Mr. Prichard, providing specified reasonable transition services on a full-time basis as reasonably requested by the Company following the sale of ProQuest Information and Learning Company to Cambridge Information Group (the “I&L Sale”). The Company is providing cash payments primarily due to its inability to issue registered shares and related liquidity issues resulting from the lack of updated financial statements. The obligation to pay cash in lieu of restricted stock shall only be effective upon the date of full payment in cash of the Secured Obligations under, and as defined in, the Waiver and Omnibus Amendment Agreement dated as of May 2, 2006, as amended and supplemented, among ProQuest Company, certain of its subsidiaries, the lenders thereunder and LaSalle Bank Midwest National Association, as collateral agent. In addition, the Company agreed with Mr. Prichard that he will be paid $42,500 per month during the 60 day period following an the I&L Sale in lieu of regular salary, bonus and equity compensation.

Executive	Date of Existing Agreement	Liquidation Amount	Vesting Dates (assuming continuing employment until the vesting date)

Richard Surratt, Senior Vice President and Chief Financial Officer	July 13, 2006(1)	$1,400,000	100% vests on December 31, 2007.(3)

David Prichard, President, ProQuest Information & Learning Company (I&L)	August 8, 2006(2)	$1,230,000	100% vests 60 days after sale of I&L; otherwise 100% vests on December 31, 2007.(3)

Andrew Wyszkowski, former President of ProQuest Business Solutions, Inc. (“PBS”)	August 9, 2006(2)	$1,254,000	100% vests 6 months after closing of PBS sale.(3)(4)

Todd Buchardt, Senior Vice President, General Counsel and Secretary	July 13, 2006(1)	$627,000	50% vests on March 31, 2007; the remaining 50% vests on December 31, 2007 if a sale of I&L closes in 2007.(3)(5)

Linda Longo-Kazanova, Senior Vice President Human Resources and Business Optimization	July 13, 2006(1)	$418,000	50% vests on March 31, 2007; the remaining 50% vests on December 31, 2007 if a sale of I&L closes in 2007.(3)(5)

(1) As reported on a Current Report on Form 8-K filed with the SEC on July 17, 2006.

(2) As reported on a Current Report on Form 8-K filed with the SEC on August 14, 2006.

(3) Accelerated vesting may occur due to payment of severance benefit payments under an Existing Agreement, employment termination due to death or disability or a Change in Control of the Company (other than due solely to a sale of PBS and I&L) as defined in the Existing Agreements.

(4) Cash amounts will be deposited into escrow within five business days after payment of the Secured Obligations described above.

(5) The remaining 50% for Buchardt and Longo-Kazanova will vest on March 31, 2008 if there is not an earlier sale of I&L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY

(Registrant)

DATE January 18, 2007	BY	/s/ Todd W. Buchardt

Todd W. Buchardt
Senior Vice President and General Counsel